SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 10, 2011

XSUNX, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

65 Enterprise, Aliso Viejo, CA 92656

 (New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

  On May 10, 2011, XsunX, Inc., a Colorado corporation (the “Company”) released a letter to shareholders (the “Shareholder Newsletter”) providing progress information to the Company’s efforts to develop and market a new hybrid manufacturing technology for the mass production of Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells.

The Shareholder Newsletter provides information regarding the Company’s progress with a recent purchase and license commitment agreement and how the Company is working with the third party to complete final system specifications pursuant to the agreement. The Shareholder Newsletter also addresses our plans to start the build-out of the Company’s initial baseline CIGSolar™ system and a brief answer to recent questions we have received regarding UL certification.  A copy of the Shareholder Newsletter is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Shareholder Newsletter, dated May 10, 2011	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: May 10, 2011	By:	/s/ Tom M. Djokovich
Tom M. Djokovich
Title: CEO/Secretary